Exhibit 5

July 18, 2006

Bancorp Rhode Island, Inc.

One Turks Head Place

Providence, RI 02903

RE:	2006 Registration Statement on Form S-8 for Issuance of Additional Shares under the 2002 Equity Incentive Plan and Non-Employee Directors Stock Plan, as amended.

Ladies and Gentlemen:

We have acted as counsel to Bancorp Rhode Island, Inc., a Rhode Island corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission relating to an additional Seventy-Five Thousand (75,000) shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Company's 2002 Equity Incentive Plan, as amended (the “2002 Plan”) and the additional Twenty-Five Thousand (25,000) shares of the Company’s Common Stock issuable pursuant to the Company’s Non-Employee Directors Stock Plan (the “Directors Plan”).

In connection with this opinion, we have examined the Company's Articles of Incorporation, the By-laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the 2002 Plan, the Directors Plan and such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

Based upon and subject to the foregoing, we are of the opinion that the Common Stock which may be issued under the 2002 Plan and the Directors Plan has been duly authorized and when issued in accordance with the terms of the 2002 Plan and the Directors Plan will be validly issued, fully paid and non-assessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Hinckley, Allen & Snyder LLP